Exhibit 99.1

For Immediate Release	CONTACT:

Investors/Media	Media
Blaine Davis	KevinWiggins
(610) 459-7158	(610) 459-7281

Investors
Jonathan Neely
(610) 459-6645

ENDO ANNOUNCES POTENTIAL SHORT-TERM SUPPLY CONSTRAINTS OF CERTAIN ANALGESIC MEDICATIONS AS A RESULT OF TEMPORARY SHUT DOWN OF NOVARTIS FACILITY

Chadds Ford, Pa., Jan. 9, 2012 – Endo Pharmaceuticals (Nasdaq: ENDP) today announced that, as a result of a temporary shut-down of Novartis Consumer Health Inc.’s Lincoln, Neb. manufacturing facility, there will be a short-term supply constraint of OPANA® ER. The company also announced certain other Endo analgesic products manufactured at this facility may experience short-term supply disruptions. Endo is working closely with the U.S. Food and Drug Administration (FDA) and Novartis to minimize patient disruptions and promptly resume production of Endo’s products at the Lincoln facility.

The suspension of production at the Lincoln, Neb. facility was done to facilitate Novartis’s implementation of certain manufacturing process improvements. These improvements are intended to address the possibility of rare instances of errors in the packaging of the tablets, potentially resulting in product mix-ups. The temporary supply disruption is not related to the efficacy or safety of Endo’s products.

“We are working collaboratively with the FDA to minimize the disruption to patients currently on therapy. Given existing inventories, the expected restart of Novartis production and our ability to shift production to other facilities we believe the supply constraints of our products should be limited,” said Julie McHugh, chief operating officer of Endo Pharmaceuticals. “With Novartis as the sole manufacturer of the current formulation of Opana ER, we plan to temporarily moderate demand of the product by asking physicians to refrain from starting new patients on Opana ER in order to minimize disruption for patients currently on the product. We currently expect this to be a short-term issue and we remain focused on working with the healthcare community to optimize the continued supply of our products for current patients.”

As a result of the Novartis facility shutdown, Endo will be expediting the production of products at alternative manufacturing facilities. Endo has initiated the manufacturing of PERCOCET® and ENDOCET® at its Huntsville Ala. facility and expects minimal disruption to patients on these products. Separately, Endo also has plans to put additional procedures in place to assist Novartis in restarting production at the Lincoln, Neb. manufacturing facility. In addition to the short-term supply constraint of Opana ER, the Endo medicines that may experience a short-term supply disruption include the following products manufactured at the Lincoln facility:

•	OPANA® (oxymorphone hydrochloride) Tablets CII

•	Oxymorphone Hydrochloride Tablets CII

•	PERCOCET® (oxycodone hydrochloride and acetaminophen USP) Tablets CII

•	PERCODAN® (oxycodone hydrochloride and aspirin, USP) Tablets CII

•	ENDOCET® (oxycodone hydrochloride and acetaminophen USP) Tablets CII

•	ENDODAN® (oxycodone hydrochloride and aspirin, USP) Tablets CII

•	Morphine Sulfate Extended-Release Tablets CII

•	ZYDONE® (hydrocodone bitartrate/acetaminophen tablets, USP) CIII

Endo filed a Form 8-K with the U.S. Securities and Exchange Commission today to provide additional detail regarding the current situation at the Novartis manufacturing facility.

About Endo

Endo Pharmaceuticals is a U.S.-based, specialty healthcare solutions company with a diversified business model, operating in three key business segments – branded pharmaceuticals, generics and devices and services. We deliver an innovative suite of complementary products and services to meet the needs of patients in areas such as pain management, pelvic health, urology, endocrinology and oncology. For more information about Endo Pharmaceuticals, and its wholly owned subsidiaries American Medical Systems and Qualitest Pharmaceuticals, as well as its affiliate HealthTronics, Inc., please visit http://www.endo.com/.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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